Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(372,317)
Unrealized Gain (Loss) on Market Value of Commodity Futures	4,566,005
Dividend Income	157,376
Interest Income	212,936
ETF Transaction Fees	700
Total Income (Loss)	$4,564,700

Expenses
General Partner Management Fees	$44,001
Professional Fees	11,996
Brokerage Commissions	5,655
Directors' Fees and insurance	2,913
License fees	1,100
Total Expenses	$65,665
Net Income (Loss)	$4,499,035

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/24	$84,898,069
Additions (50,000 Shares)	2,992,703
Withdrawals (50,000 Shares)	(3,107,663)
Net Income (Loss)	4,499,035

Net Asset Value End of Month	$89,282,144
Net Asset Value Per Share (1,400,000 Shares)	$63.77

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596